UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2014

NATIONAL PROPERTY INVESTORS 6
(Exact name of Registrant as specified in its charter)

California	0-11864	13-3140364
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive
Post Office Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)

(864) 239-1000
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

National Property Investors 6, a California limited partnership (the “Registrant”), owns Colony at Kenilworth Apartments (the “Property”), a 383-unit apartment complex located in Towson, Maryland. As previously disclosed, effective November 25, 2014, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Laramar Kona Real Estate Associates LLC, a Delaware limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $45,500,000.

On December 29, 2014, the Registrant and Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”), pursuant to which the feasibility period ending date was extended to January 13, 2015 and the closing date was extended to February 26, 2015.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibit

10.41     First Amendment to Purchase and Sale Contract between National Property Investors 6, a California limited partnership, and Laramar Kona Real Estate Associates LLC, a Delaware limited liability company, dated December 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PROPERTY INVESTORS 6

By:    NPI EQUITY INVESTMENTS, INC.
Managing General Partner

By:    /s/Stephen B. Waters
Stephen B. Waters
Senior Director of Partnership Accounting

Date:    January 2, 2015